EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3D (No. 333-227152) and Form S-3/A (No. 333-228140) of First Keystone Corporation of our report dated March 15, 2023, relating to the consolidated financial statements and the effectiveness of First Keystone Corporation’s internal control over financial reporting, which appears in this annual report on Form 10-K for the year ended December 31, 2022.

/s/ Baker Tilly US, LLP (formerly known as Baker Tilly Virchow Krause, LLP)

Iselin, New Jersey

March 15, 2023